                                                                     Exhibit 2.4




                          TRAITE DE FUSION - ABSORPTION



                              DE LA SOCIETE VIVENDI



                              PAR LA SOCIETE SOFIEE

ENTRE LES SOUSSIGNES :

SOFIEE, societe anonyme au capital de 276.977.250 euros, dont le siege social est 31, rue du Colisee a Paris (75008), immatriculee au registre du commerce et des societes de Paris sous le n(degree) 343 134 763 , ci-apres designee SOFIEE, representee par Monsieur Guillaume Hannezo, Administrateur, specialement habilite en vertu d'une autorisation du conseil d'administration en date du 15 juin 2000.

                                                                     D'UNE PART,

ET:

VIVENDI, societe anonyme au capital de 3.330.122.119,50 euros dont le siege social est 42, avenue de Friedland a Paris (75008), immatriculee au registre du commerce et des societes de Paris sous le n 780 129 961, ci-apres designee "VIVENDI", representee par Monsieur Jean-Marie Messier, President du conseil d'administration, specialement habilite en vertu d'une autorisation du conseil d'administration en date du 18 juin 2000;

                                                                   D'AUTRE PART,


PREALABLEMENT AU TRAITE DE FUSION, OBJET DES PRESENTES, IL A ETE EXPOSE CE QUI SUIT :

I -      PRESENTATION DES SOCIETES

A -      PRESENTATION DE SOFIEE (SOCIETE ABSORBANTE)

1. SOFIEE est une societe anonyme regie par les dispositions de la loi du 24 juillet 1966 sur les societes commerciales. Elle a ete creee en 1987. Ses statuts disposent que sa duree expirera le 17 decembre 2086, sauf cas de prorogation ou de dissolution anticipee.

2. Le capital social de SOFIEE s'eleve a ce jour a 276.977.250 euros divise en
50.359.500 actions entierement liberees de 5,50 euros de valeur nominale.

3. En dehors des actions a emettre par SOFIEE dans le cadre de (i) l'apport par VIVENDI a SOFIEE des actions representant environ 15% du capital social de Canal+, (ii) l'absorption par SOFIEE de la nouvelle entite regroupant toutes les activites non-reglementees de Canal+, et (iii) l'acquisition de The Seagram Company Ltd., SOFIEE n'a emis aucune valeur mobiliere, ni consenti d'options, donnant acces a son capital ou a ses droits de vote, et n'a procede a aucune operation susceptible de donner lieu, a terme, a la creation de titres de capital nouveaux.

4.       SOFIEE a pour objet, en France et a l'etranger :

         - l'exercice, a destination d'une clientele privee, professionnelle et publique :

                  - de toutes activites de communication, notamment, l'internet, le multimedia, l'audiovisuel, l'image, la publicite, la presse, l'edition et les telecommunications, de tous services interactifs et produits lies a ce qui precede ;

                  - de toutes activites se rapportant a l'environnement, notamment a l'eau, l'assainissement, l'energie, les transports, la proprete, de tous produits et services lies, collectifs ou non ;

         - la gestion et la prise de toutes participations, sous forme de souscription, achat, apport, echange ou par tous autres moyens, d'actions, obligations et tous autres titres de societes deja existantes ou a creer, et la faculte de ceder de telles participations ;

         - et generalement toutes operations commerciales et industrielles, financieres, mobilieres ou immobilieres se rattachant directement ou indirectement a l'objet ci-dessus.


B -      PRESENTATION DE VIVENDI (SOCIETE ABSORBEE)

1. VIVENDI est une societe anonyme regie par les dispositions de la loi du 24 juillet 1966. Elle a ete constituee le 14 decembre 1853. Ses statuts disposent que sa duree expirera le 14 decembre 2052, sauf cas de prorogation ou de dissolution anticipee.

2. Le capital social de VIVENDI s'eleve a ce jour a 3.330.122.119,50 euros compose de 605.476.749 actions de 5,50 euros de valeur nominale. Les actions composant le capital de VIVENDI font l'objet d'une cotation sur le premier marche a reglement mensuel de la Bourse de Paris sous le code Sicovam 12143.

3.       Valeurs mobilieres emises par VIVENDI

(a) Emprunts obligataires

VIVENDI a par ailleurs emis ;

- un emprunt obligataire pour un montant nominal global de 1.700.000.058 euros, portant interet au taux de 1,25%, pour une duree de 4 ans et 340 jours, represente par 6.028.369 obligations (oceanes VIVENDI) d'une valeur nominal unitaire de 282 euros, a option de conversion et/ou d'echange a tout moment en actions nouvelles ou existantes a raison de 3,047 actions VIVENDI pour une oceane VIVENDI ;

         ces oceanes VIVENDI font l'objet d'une cotation au premier marche au comptant de la Bourse de Paris (code valeur 18 066) ;

         a la date des presentes il reste 6.024.478 oceanes VIVENDI en circulation, pouvant etre converties et/ou echangees en 18.356.585 actions VIVENDI.

VIVENDI ENVIRONNEMENT, filiale a 100% de VIVENDI, a emis :

- un emprunt obligataire pour un montant nominal de 2.850.000.226 euros, portant interet au taux de 1,50%, pour une duree de 5 ans et 250 jours, represente par 10.516.606 obligations (oceanes VE) d'une valeur nominale unitaire de 271 euros, a option de conversion et/ou d'echange a tout moment en actions nouvelles ou existantes VIVENDI, ou eventuellement VIVENDI ENVIRONNEMENT en cas d'introduction en bourse de cette societe, a raison de 3,047 actions VIVENDI pour une oceane VE;

         ces oceanes VE font l'objet d'une cotation au premier marche au comptant de la Bourse de Paris (code valeur 18 073) ;

         a la date des presentes il reste 10.515.777 d'oceanes VE en circulation, pouvant etre converties ou echangees en 32.041.573 actions VIVENDI ou, le cas echeant, en 32.041.573 d'actions VIVENDI ENVIRONNEMENT.

Conformement aux contrats d'emission des oceanes VIVENDI et VE, aux dispositions legales applicables, le droit de convertir ou d'echanger en actions les oceanes VIVENDI et/ou les oceanes VE pourrait etre suspendu avant la realisation de la fusion faisant l'objet des presentes, et ce pendant un delai ne pouvant pas depasser 90 jours, par decision du conseil d'administration de VIVENDI et/ou, le cas echeant, de VIVENDI ENVIRONNEMENT.

(b) Bons de souscription d'actions

-        VIVENDI a attribue gratuitement a ses actionnaires, le 2 mai 1997,
         130.359.688 bons de souscription d'actions, exercables jusqu'au 2 mai 2001, a raison de 3,05 actions nouvelles au prix de 137,20 euros pour 40 bons presentes.

         A la date des presentes il reste 116.378.967 bons de souscription d'actions en circulation.

(c) Plans d'options de souscription d'actions

VIVENDI a egalement consenti au profit de ses dirigeants et salaries et de ceux de ses filiales des options de souscription d'actions dont la description figure en ANNEXE 1.

Conformement a ladite annexe, a la date des presentes, il reste 3.174.230 options de souscription d'actions VIVENDI a exercer, pouvant donner lieu a la souscription de 3.174.230 actions VIVENDI, lesdites options presentant les caracteristiques precisees dans ladite annexe.

(d) Plans d'options d'achat d'actions

VIVENDI a mis en place les plans d'options d'achat d'actions dont la description figure en ANNEXE 2.

Conformement a ladite annexe, a la date des presentes il reste 19.458.811 options d'achat d'actions VIVENDI a exercer.

(e) Plans d'epargne groupe

VIVENDI a mis en place un plan d'epargne groupe comprenant quatre FCPE (Accueil, Epargne, Pegase Vivendi et Pegasus-Vivendi). A la date des presentes, une augmentation de capital est en cours dans le cadre des FCPE Accueil et Epargne, pouvant donner lieu a la creation d'un nombre maximum de 2.500.000 actions VIVENDI.

Conformement aux termes des plans d'options de souscription et d'achat d'actions vises aux paragraphes I-B-3(c) et I-B-3(d) ci-dessus, et aux dispositions legales applicables, la faculte d'exercice de ces options de souscription et d'achat d'actions pourra etre suspendue avant la realisation de la fusion faisant l'objet des presentes, et ce pendant un delai ne pouvant pas depasser 90 jours, par decision du conseil d'administration de VIVENDI.


Par l'effet de la fusion objet des presentes, SOFIEE se substituera a VIVENDI dans le cadre des engagements pris par cette derniere a l'egard des titulaires d'options de souscription ou d'achat d'actions vises ci-dessus.

En dehors de ces actions, de ces oceanes, de ces bons de souscription et de ces options de souscription et d'achat d'actions, VIVENDI n'a emis aucune autre valeur mobiliere donnant acces a son capital ou a ses droits de vote, et n'a procede a aucune operation susceptible de donner lieu, a terme, a la creation de titres de capital nouveaux.

4.       VIVENDI a pour objet, en France et dans tous pays :

- l'exercice, a destination d'une clientele privee, professionnelle et publique :

         - de toutes activites de communication, notamment, l'internet, le multimedia, l'audiovisuel, l'image, la publicite, la presse, l'edition et les telecommunications, de tous services interactifs et produits lies a ce qui precede ;

         - de toutes activites se rapportant a l'environnement, notamment a l'eau, l'assainissement, l'energie, les transports, la proprete, de tous produits et services lies, collectifs ou non ;

- la gestion et la prise de toutes participations, sous forme de souscription, achat, apport, echange ou par tous autres moyens, d'actions, obligations et tous autres titres de societes deja existantes ou a creer, et la faculte de ceder de telles participations ;

- et generalement toutes operations commerciales et industrielles, financieres, mobilieres ou immobilieres se rattachant directement ou indirectement a l'objet ci-dessus.

C -      LIENS ENTRE SOFIEE ET VIVENDI

1.       Liens en capital

         VIVENDI detient 50.359.492 actions SOFIEE, representant au total 99,99 % du capital de SOFIEE.

2. Cautions / administrateurs communs / filiales communes / accords techniques et commerciaux (a la date du projet de traite de fusion)

         Cautions :                                          Neant
         Administrateurs communs :                           Jean Marie Messier, Eric Licoys
         Filiales communes :                                 Canal +
         Conventions entre SOFIEE et VIVENDI:                Convention de tresorerie entre VIVENDI et SOFIEE
                                                             signee le 19 fevrier 1999.

II -     MOTIFS DE LA FUSION

La fusion faisant l'objet du present traite fait partie d'une operation plus large visant a rapprocher les activites medias et communication de VIVENDI, CANAL+ et la societe canadienne The Seagram Company Ltd. Ce rapprochement est realise par voie d'une restructuration interne au groupe VIVENDI consistant a regrouper les activites de VIVENDI et CANAL+ dans le domaine audiovisuel (a l'exception de l'activite d'edition de la chaine francaise Canal+) au sein d'une entite nouvelle, et d'acquisition de la societe canadienne The Seagram Company Ltd aux termes du Merger Agreement signe le 19 juin 2000 entre VIVENDI, SOFIEE, CANAL+ et The Seagram Company Ltd, parmi d'autres parties (le MERGER AGREEMENT). Ces differentes operations sont indissociables, chacune d'entre elles etant conditionnee aux autres, et leur realisation devant intervenir de facon concomitante.

Le rapprochement envisage permettra la constitution d'un puissant nouvel ensemble, acteur mondial majeur dans les domaines des medias et de la communication. L'actionnaire de VIVENDI beneficiera ainsi d'un titre cote a Paris et New York, caracterise par un statut de valeur de croissance avec une position de premier rang dans le secteur en fort developpement de l'Internet, et appartenant aux indices de grandes valeurs europeennes.


III - ARRETE DES COMPTES DES SOCIETES UTILISES POUR ETABLIR LES CONDITIONS DE L'OPERATION

Les conditions de l'operation de fusion, qui interviendra avec effet retroactif au 1er janvier 2000, tant sur le plan juridique que fiscal, ont ete etablies :


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

- sur la base des comptes sociaux de SOFIEE pour l'exercise clos au 31 decembre 1999, approuves par l'assemblee generale de ses actionnaires du 15 juin 2000 (ces comptes figurent en ANNEXE 3)

- et sur la base des comptes sociaux de VIVENDI pour l'exercise clos au 31 decembre 1999, approuves par l'assemblee generale mixte de ses actionnaires du 27 avril 2000 (ces comptes figurent en ANNEXE 4);

Il est precise qu'en application des dispositions de l'article 258 du decret du 23 mars 1967, les comptes sociaux arretes et certifies de VIVENDI et de SOFIEE au 31 decembre 1999 seront mis a la disposition des actionnaires un mois au moins avant la date de l'assemblee appelee a se prononcer sur le projet de fusion.


CECI EXPOSE, IL A ETE CONVENU CE QUI SUIT :

SECTION I -       APPORT FUSION

I -      CONSISTANCE DE L'APPORT

VIVENDI apporte a SOFIEE, ce qui est accepte par SOFIEE, sous les garanties ordinaires de fait et de droit, et sous les conditions ci-apres stipulees, l'integralite des elements actifs et passifs, sans exception ni reserve, composant le patrimoine de VIVENDI, etant precise :

- que les actifs apportes a SOFIEE et les passifs devant etre pris en charge par elle composaient le patrimoine de VIVENDI a la date du 31 decembre 1999;

- que l'obligation, supportee par SOFIEE, de prendre a sa charge le passif de VIVENDI, portera egalement sur leurs engagements hors bilan ;

- que ces actifs et passifs sont plus amplement decrits au sein des annexes suivantes :

         ANNEXE 5:    description et evaluation de l'ensemble des actifs et
                      passifs transmis par VIVENDI

         ANNEXE 6:    description des engagements hors bilan (donnes ou
                      recus) transmis par VIVENDI

-        que la fusion prendra effet retroactivement au 1er janvier 2000;

- que, du seul fait de la realisation de la fusion et de la transmission universelle du patrimoine qui en resultera, l'ensemble des actifs et passifs compris dans le patrimoine transmis, ainsi que les engagements hors-bilan et suretes qui y sont attaches et pouvant faire l'objet d'un transfert, seront transferes a SOFIEE (sous reserve des autorisations eventuelles au titre du transfert des certains actifs et passifs) dans l'etat ou ils se trouveront a la date de realisation definitive de la fusion.


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

II -     CONDITIONS GENERALES DES APPORTS


A -      PROPRIETE ET JOUISSANCE DE L'APPORT-FUSION DE VIVENDI

SOFIEE aura la propriete des biens et droits apportes par VIVENDI des le jour ou la fusion deviendra definitive par la realisation des conditions prevues a la section IV ci-apres, mais SOFIEE en aura la jouissance avec effet retroactif au 1 janvier 2000.

Jusqu'au jour ou la fusion sera devenue definitive, VIVENDI s'oblige a gerer les biens et droits apportes avec les memes principes, regles et conditions que par le passe et a ne prendre aucun engagement susceptible d'emporter un changement significatif defavorable dans la situation financiere ou les perspectives de VIVENDI et de ses filiales.


B -      CHARGES ET CONDITIONS DE LA FUSION

Ainsi qu'il est dit ci-dessus, l'apport-fusion de VIVENDI a SOFIEE est fait a charge pour SOFIEE de payer en l'acquit de VIVENDI, le passif de cette societe.

Ce passif, ainsi que les engagements hors-bilan de VIVENDI, seront supportes, par SOFIEE, laquelle sera debitrice de ces dettes au lieu et place de VIVENDI, sans que cette substitution entraine novation a l'egard des creanciers.

Conformement aux dispositions de l'article 381 de la loi du 24 juillet 1966, les creanciers de VIVENDI et SOFIEE, dont la creance sera anterieure a la publication du present projet de fusion pourront faire opposition dans un delai de trente jours a compter de la derniere publication de ce projet.

L'apport a titre de fusion de VIVENDI est en outre consenti et accepte sous les conditions ordinaires et de droit et aux conditions suivantes :

1. SOFIEE prendra les biens apportes dans l'etat ou ils se trouveront a la date de realisation definitive de la fusion, sans pouvoir exercer aucun recours contre VIVENDI pour quelque cause que ce soit, notamment a raison de fouilles ou d'excavations qui auraient pu etre pratiquees sous les immeubles, de tous eboulements qui pourraient en resulter par la suite, la nature du sol et du sous-sol n'etant pas garantie, du mauvais etat des constructions, materiels et objets mobiliers, de vices de construction apparents ou caches, de vices du sol ou du sous-sol, mitoyennete, d'erreur dans la designation, les numeros du cadastre ou la contenance indiques, toute difference en plus ou en moins entre cette contenance et celle, reelle, fut-elle superieure ou inferieure a un vingtieme, devant faire le profit ou la perte de SOFIEE ;


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

2. SOFIEE souffrira les servitudes passives, apparentes ou occultes, continues ou discontinues pouvant grever les immeubles apportes, sauf a s'en defendre ou a profiter de celles actives, s'il en existe, le tout a ses risques et perils, sans recours contre VIVENDI et sans que la presente clause puisse donner a qui que ce soit plus de droits qu'il n'en aurait en vertu de titres reguliers non prescrits ou de la loi, comme aussi sans qu'elle puisse nuire aux droits resultant, en faveur de la societe beneficiaire des apports, des decrets des 4 janvier 1955, 14 octobre 1955 et 7 janvier 1959 ;

3. SOFIEE supportera et acquittera tous impots, contributions, loyers, taxes, primes d'assurance et, generalement, toutes les charges quelconques qui grevent ou pourront grever les biens et droits apportes, relativement a leur propriete, leur detention ou leur exploitation, le tout de maniere que VIVENDI ne puisse etre inquietee ni recherchee a ce sujet ;

4. SOFIEE sera subrogee dans le benefice de tous droits ainsi que dans le benefice et la charge de tous contrats, accords, traites, conventions, baux, marches ou autres conclus par VIVENDI, avec toutes administrations et tous tiers (sous reserve des autorisations eventuelles au titre du transfert de certaines de ces conventions), en ce comprises les garanties de construction beneficiant a VIVENDI du chef de locaux apportes a l'occasion de la fusion, dans le benefice et la charge de toutes autorisations ou permissions administratives qui auraient ete consenties a VIVENDI, dans le benefice de tous droits de creances compris dans les apports effectues et, specialement, en application des dispositions de l'article 1692 du Code civil, dans le benefice et les droits des cautions et autres suretes reelles ou personnelles, profitant a la societe VIVENDI et pouvant faire l'objet d'un transfert, ainsi que dans le benefice et les droits de toutes inscriptions, conventionnelles ou judiciaires, prises a son profit ; SOFIEE aura seule droit aux denominations et noms commerciaux pouvant provenir de la societe apporteuse.

         En outre, et conformement aux dispositions de l'article 35-1 du decret du 30 septembre 1953, la societe SOFIEE sera substituee a la societe VIVENDI dans tous les droits et obligations decoulant des baux commerciaux consentis a cette derniere ;

         Par ailleurs, SOFIEE sera substituee a la societe VIVENDI dans tous les droits et obligations decoulant du transfert a la Compagnie Generale des Eaux (denommee precedemment Compagnie Generale des Eaux - Sahide) de l'integralite de son activite de distribution d'eau et d'assainissement en France, dont les modalites de mise en oeuvre sont decrites a l'ANNEXE 7 du present traite.

5. SOFIEE fera son affaire personnelle, au lieu et place de VIVENDI et sans recours contre cette derniere pour quelque cause que ce soit, de l'execution ou la resiliation a ses frais, risques et perils de tous accords, traites, contrats, conventions, baux, marches ou autres qui auront pu etre souscrits par VIVENDI.

         Il est precise, en tant que de besoin, que la stipulation qui precede ne constitue pas une reconnaissance de dettes au profit de pretendus creanciers qui seront tenus, au contraire, d'etablir leurs droits et de justifier de leurs titres ;

6. SOFIEE continuera, conformement au Code du Travail, notamment a l'article L 122-12, tous les contrats de travail unissant a VIVENDI les membres de son personnel, de telle sorte que ce personnel conservera notamment son anciennete, ses droits et avantages acquis.

7. SOFIEE fera effectuer, a ses frais, l'inscription en compte a son profit des valeurs mobilieres, droits sociaux et parts de toutes natures qui lui sont apportes.

         De meme, SOFIEE notifiera a ses frais, a toutes personnes morales ou entites concernees, sa qualite de titulaire des valeurs mobilieres, droits sociaux et parts de toutes nature compris dans la presente fusion.

         Il est precise que le defaut d'agrement, pour les cas ou un tel agrement serait juridiquement requis, ne saurait en aucune facon compromettre la validite de l'apport et de la presente convention; en outre, en cas d'exercice du droit de preemption, l'apport porterait sur le prix de rachat des titres preemptes.

8. En ce qui concerne les marques comprises dans l'apport-fusion de VIVENDI, SOFIEE disposera seule de la propriete et de tous les droits y afferents, a compter de la realisation definitive des presentes.

         En consequence, a compter de cette date, SOFIEE aura seule le droit de les exploiter librement comme bon lui semblera et a ses risques et profits sur toute l'etendue du territoire ou ces elements incorporels sont ou seront proteges, etant toutefois precise que SOFIEE sera substituee et subrogee dans tous les droits et obligations relevant de conventions relatives a ces elements incorporels conclues avec des tiers.

         SOFIEE aura egalement le droit dans ces territoires, et a compter de cette date, d'entreprendre, de reprendre ou de continuer a son nom, a ses frais, risques et profits tant en demande qu'en defense, tous droits, instances, procedures ou actions relatifs a ces elements incorporels.

9. SOFIEE remplira toutes formalites requises en vue de rendre opposable aux tiers la transmission des divers elements d'actif ou droits apportes ;

10. SOFIEE se conformera aux lois, decrets, arretes, reglements et usages concernant l'exploitation des biens apportes ;

11. Dans le cas ou il se revelerait une difference, en plus ou en moins, entre les actifs declares et les sommes reclamees par les tiers et reconnues exigibles, SOFIEE sera tenue d'acquitter tout excedent de passifs et beneficiera de toute reduction desdits passifs, sans recours ou revendications possibles de part et d'autre.

Les representants de VIVENDI devront, a premiere demande de SOFIEE meme apres la realisation definitive de la fusion, concourir a l'etablissement de tous actes complementaires, modificatifs, reiteratifs ou confirmatifs du present acte et fournir toutes justifications et signatures qui pourraient etre necessaires pour faire operer la transmission reguliere des biens et droits apportes, et l'accomplissement de tous actes et formalites necessaires.


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

III - DESIGNATION ET EVALUATION DES ELEMENTS D'ACTIFS APPORTES, DES PASSIFS PRIS EN CHARGE ET DE L'ACTIF NET APPORTE

Les elements d'actif et de passif de VIVENDI sont apportes pour leur valeur nette comptable sociale.

L'apport-fusion de VIVENDI (i) comprend l'ensemble des elements d'actifs et (ii) est consenti moyennant prise en charge par SOFIEE, en l'acquit de VIVENDI, de l'ensemble des passifs de cette societe, a savoir, selon les comptes de VIVENDI pour l'exercice clos le 31 decembre 1999:


En francs
--------------------------------------------------------------------------------------------------------------
Actionnaires capital souscrit non appele                                                         92.256.783,64
Immobilisations incorporelles                                                                    1.243.577.469
Immobilisations corporelles                                                                   1.102.423.604,36
Immobilisations corporelles mises en concession                                               1.009.140.694,02
Immobilisations financieres                                                                 102.928.074.733,69
Actif circulant                                                                             104.617.924.752,60
Comptes de regularisation - ecarts de conversion / actif                                      2.419.284.955,95
Total de l'actif apporte                                                                    213.412.682.993,74
(Actions auto-detenues par VIVENDI)                                                        (13.067.254.142,64)
TOTAL DE L'ACTIF APPORTE                                                                    200.345.428.851,10
Provisions pour risques et charges                                                            3.733.012.105,17
Dettes                                                                                      116.371.980.035,48
Comptes de regularisation - ecarts de conversion / passif                                       954.997.612,18
TOTAL DU PASSIF PRIS EN CHARGE                                                              121.059.989.752,83
ACTIF NET APPORTE                                                                            79.285.439.098,27
--------------------------------------------------------------------------------------------------------------

SOFIEE reprendra a son bilan la valeur d'origine, les amortissements et les provisions pour depreciation figurant dans les ecritures de VIVENDI relatifs aux elements d'actifs immobilises et assimiles apportes par celle-ci, conformement a l'engagement pris en application du paragraphe II-B-a-(v) de la Section III du present projet de fusion, comme indique en ANNEXE 8.

S'agissant d'une transmission universelle de patrimoine aux termes de l'article 372-1 de la loi du 24 juillet 1966, les parties reconnaissent expressement que les mentions legales requises en cas de cessions de fonds de commerce ne sont pas necessaires en l'occurrence.

Les immobilisations incorporelles transmises par VIVENDI incluent:

-        le droit de se dire successeur de VIVENDI,

- le benefice et la charge de tous contrats, accords, traites et marches, sans exception ni reserve, conclu par VIVENDI, avec les clients, les fournisseurs, les intermediaires, les depositaires, le personnel, les representants, les administrations publiques et tous tiers quelconques,

- tous documents d'exploitation, livres de commerce et de comptabilite, archives et documents concernant directement ou indirectement VIVENDI,

- divers droits aux baux d'immeubles, locations donnees par VIVENDI, autorisations d'occupation concernant l'utilisation, l'usage ou l'occupation de terrains ou installations appartenant a des tiers,

- les etudes techniques, notices, fichiers, dossiers, archives, plans et documents ainsi que l'ensemble des programmes informatiques, logiciels, et leurs dossiers d'elaboration.

SOFIEE s'engage egalement a se substituer a VIVENDI, par l'effet de la fusion, dans le cadre des engagements pris par cette derniere a l'egard des titulaire d'options de souscription et d'achat d'actions visees aux ANNEXES 1 ET 2.

En consequence, les options de souscription et d'achat d'actions visees aux dites annexes donneront droit, par l'effet de la fusion objet des presentes, a la souscription ou a l'achat, selon le cas, d'actions SOFIEE, apres application, au nombre et au prix des actions sous options, du rapport d'echange vise a la section II-1 ci-dessous.

L'assemblee generale des actionnaires de SOFIEE appelee a approuver la fusion, objet des presentes sera appelee a prendre acte de cette reprise et a renoncer au droit preferentiel de souscription des actionnaires portant sur les actions SOFIEE qui seront emises au fur et a mesure des levees d'options.

Par ailleurs, conformement aux termes du contrat d'emission, les oceanes VIVENDI pourront etre converties et/ou echangees en actions de SOFIEE, apres correction des bases de conversion et/ou d'echange par le rapport d'echange vise a la section II - 1 ci-dessous.

Conformement aux termes du contrat d'emission des oceanes VE, celles-ci pourront etre converties et/ou echangees en actions de SOFIEE pour autant que VIVENDI ENVIRONNEMENT n'ait pas fait l'objet d'une introduction en bourse, cette conversion et/ou echange devant se faire apres correction des bases de conversion et/ou d'echange par le rapport d'echange vise a la section II - 1 ci-dessous.

L'assemblee generale des actionnaires de SOFIEE appelee a approuver la fusion, objet des presentes sera appelee a renoncer au droit preferentiel de souscription des actionnaires portant sur les actions SOFIEE qui pourront etre converties du fait de ces oceanes.


SECTION II -      DETERMINATION DE LA PARITE ET REMUNERATION DES APPORTS

I -      RAPPORT D'ECHANGE DES DROITS SOCIAUX

La parite de fusion retenue est d'une action SOFIEE pour une action VIVENDI.

Les criteres d'evaluation retenus, les criteres d'evaluation elimines ainsi que la synthese des evaluations effectuees figurent en ANNEXE 9 aux presentes.

II -     REMUNERATION DE L'APPORT

Le nombre d'actions VIVENDI existantes s'etablit a  605.476.749, dont :

- 36.792.974 sont detenues par VIVENDI elle-meme et ne donneront pas droit, en application de l'article 372-1, al. 2, 2(degree)) de la loi du 24 juillet 1966, a l'attribution d'actions nouvelles SOFIEE.

568.683.775 actions VIVENDI pourront en consequence donner droit a l'attribution d'actions nouvelles SOFIEE. Ce nombre est neanmoins susceptible de varier a la baisse ou a la hausse entre la signature des presentes et la date a laquelle la fusion objet du present traite deviendra definitive, du fait des variations dans le nombre d'actions auto-detenues par VIVENDI, d'une part, et de la conversion des oceanes VIVENDI, des oceanes VE, ainsi que de l'exercice des bons de souscription d'actions ou des options de souscription ou d'achat d'actions, d'autre part.. Le nombre d'actions VIVENDI a remunerer est, a ce titre, determinable, et sera definitivement determine a la date des assemblees generales de SOFIEE et de VIVENDI appelees a statuer sur la presente fusion. Le nombre d'actions nouvelles SOFIEE qui seront emises et attribuees en remuneration des actions VIVENDI, ainsi que le montant de l'augmentation de capital y afferent, seront determines en consequence.

Ces actions nouvelles SOFIEE seront attribuees aux actionnaires de VIVENDI autres que VIVENDI elle-meme, a raison du rapport d'echange precedemment indique.

Les actions SOFIEE detenues par VIVENDI avant la fusion envisagee, et qui seront acquises par SOFIEE du fait de ladite fusion, pourront etre conservees par SOFIEE conformement a l'article 217-6 de la loi du 24 juillet 1966, la nue propriete de ces actions (pour un nombre maximum de quatre vingt dix sept millions d'actions) pouvant etre transferee aux termes d'un pret de consommation a certains actionnaires de The Seagram Company Ltd dans le cadre du rapprochement decrit a l'expose des presentes.

Les actions existantes a ce jour et les actions nouvelles SOFIEE (date de jouissance 1er janvier 2000) qui seront emises pour remunerer les actions VIVENDI en vertu des presentes, feront, des la tenue de l'assemblee generale des actionnaires de SOFIEE prevue pour le 27 septembre 2000, l'objet d'une demande d'admission au Premier Marche a Reglement Mensuel de la Bourse de Paris.

III -    PRIME DE FUSION

La valeur nette de l'actif apporte s'eleve a 79.285.439.098,27 francs, soit 12.086.987.271,77 euros.

Pour determiner la prime de fusion, il conviendra de deduire de ce montant le montant de l'augmentation de capital qui aura ete approuvee par l'assemblee generale extraordinaire de SOFIEE appelee a statuer sur les presentes, en fonction du nombre definitif d'actions VIVENDI a remunerer, calculees selon les termes de la Section II, paragraphe II ci-dessus.

A titre de reference, le montant de l'augmentation de capital correspondant au nombre d'actions nouvelles SOFIEE requises pour remunerer les actions VIVENDI susceptibles d'etre remunerees au jour des presentes est de 3.127.760.762,50 euros. La difference entre la valeur nette de l'actif apporte, d'une part, et le montant de l'augmentation de capital donne ici a titre de reference, d'autre part, constitue une prime de fusion egale a 8.959.226.509,27 euros.

Il est toutefois precise qu'il sera propose a l'assemblee generale des actionnaires de SOFIEE de reconstituer par imputation sur la prime de fusion le montant de toutes reserves ou provisions reglementees resultant de l'application du regime fiscal de faveur auquel est soumis la fusion.


SECTION III - DECLARATIONS

I -      DECLARATIONS CONCERNANT VIVENDI ET SES APPORTS

A -      SUR VIVENDI

VIVENDI fait les declarations suivantes :

- que VIVENDI n'est pas et n'a jamais ete en etat de faillite, liquidation des biens, reglement judiciaire ou amiable, en redressement ou liquidation judiciaire ou cessation des paiements, ou toute autre procedure assimilee ;

- qu'elle ne fait pas l'objet d'une mesure susceptible de porter atteinte a sa capacite civile ou a la libre disposition de ses biens ;

- qu'elle est a jour, relativement aux biens apportes, du paiement de ses impots et cotisations sociales ou parafiscales, ainsi que de toutes autres obligations a l'egard de l'administration fiscale et des divers organismes administratifs et notamment de securite sociale ;

- que tous les livres de comptabilite de la societe absorbee, ainsi que toutes les pieces annexes et documents justificatifs seront remis a VIVENDI des la realisation definitive de la fusion.

B -      SUR LES APPORTS CONSENTIS A TITRE DE FUSION

1. Publicite fonciere - Privileges - Hypotheques - Servitudes - Droit de preemption

a) Les immeubles sont apportes, tels qu'ils existent avec toutes leurs aisances et dependances sans aucune exception ni reserve.

         Conformement aux dispositions legales relatives a la publicite fonciere, le present projet de fusion ou un extrait de ce projet et eventuellement de tous les actes posterieurs, qui s'y rapporteraient, feront l'objet d'un depot au rang des minutes de l'etude de Maitre Pascal Dufour, notaire a Paris, au 15, bd Poissonniere, 75002, avec reconnaissance d'ecritures et de signatures, afin que ce projet acquiere tous les effets d'un acte authentique, comme s'il avait ete etabli regulierement dans la forme notariee.

b) L'apport a SOFIEE des biens immobiliers de VIVENDI eventuellement situes dans le perimetre d'une zone d'intervention d'une Societe d'Amenagement Foncier et d'Etablissement Rural (SAFER) et soumis, en tant que tels, au droit de preemption de cette derniere, ainsi que l'apport a SOFIEE des biens immobiliers de VIVENDI eventuellement soumis au droit de preemption de l'administration publique, est subordonne au non-exercice de ce droit,.

         Dans le cas ou ce droit viendrait a etre exerce, l'apport porterait retroactivement, de plein droit, sur le prix de vente du bien concerne, alors meme que ce prix serait inferieur a la valeur attribuee a ce bien dans le present projet de fusion, et sans que puisse etre remise en cause la realisation de celle-ci.

2.       Renonciation au privilege du vendeur et a l'action resolutoire

VIVENDI declare expressement se desister du privilege du vendeur et de l'action resolutoire pouvant resulter, au profit de cette derniere, de la charge incombant a SOFIEE d'acquitter le passif de VIVENDI.

II -     DECLARATIONS ET OBLIGATIONS FISCALES

SOFIEE et VIVENDI declarent:

- que les societes SOFIEE et VIVENDI sont des societes anonymes ayant leur siege social en France et, comme telles, soumises a l'impot sur les societes ;

- que ces societes entendent placer l'operation de fusion sous le regime fiscal de faveur edicte par l'article 816 et suivants du Code General des Impots et les articles 301-A a 301-F de l'annexe II du meme Code en matiere de droits d'enregistrement, et par les articles 210-A, 115-1 et 159-2 du Code General des Impots en matiere d'impot sur les societes ;

En consequence, les options et engagements relatifs a la presente convention s'etablissent ainsi qu'il suit :

A -      AU REGARD DES DROITS D'ENREGISTREMENT

La formalite de l'enregistrement sera effectuee au droit fixe de 1.500 Francs, en application des dispositions de l'article 816 I - 1(degree) du Code General des Impots.

B -      AU REGARD DE L'IMPOT SUR LES SOCIETES

(a) Pour assurer a la fusion le benefice du regime de l'article 210-A du Code General des Impots, SOFIEE s'engage notamment a respecter les prescriptions visees a l'article 210A-3 du Code General des Impots. En consequence, SOFIEE s'engage a :

         (i) reprendre a son passif d'une part les provisions de VIVENDI dont l'imposition est differee, et d'autre part la reserve speciale ou la societe absorbee a porte les plus-values a long terme soumises aux taux reduits d'imposition de 10 %, 15 %, 18 %, 19 % ou 25 %, ainsi que la reserve ou sont portees, le cas echeant, les provisions pour fluctuation de cours.

         (ii) se substituer a VIVENDI pour la reintegration des resultats dont la prise en compte avait ete differee pour l'imposition de cette derniere ;

         (iii) calculer les plus-values realisees ulterieurement a l'occasion de la cession des immobilisations non amortissables et des titres du portefeuille dont le resultat de cession est exclu du regime des plus ou moins values a long terme qui lui sont apportes, d'apres la valeur qu'avaient ces elements du point de vue fiscal, dans les ecritures de VIVENDI au 1(er) janvier 2000;

         (iv) reintegrer dans ses benefices imposables, dans les delais et conditions prevues au paragraphe d) de l'alinea 3 de l'article 210.A du Code General des Impots, les plus-values eventuellement degagees dans le cadre de la presente fusion sur les biens amortissables qui lui sont apportes; a cet egard, VIVENDI precise que cet engagement comprend l'obligation faite a SOFIEE en vertu des dispositions de l'article 210 A-3-d precite, de proceder, en cas de cession de l'un des biens amortissables apportes, a l'imposition immediate de la fraction de la plus value afferente a ce bien qui n'aurait pas encore ete reintegree a la date de ladite cession;

         (v) l'ensemble des apports etant transcrits sur la base de leur valeur comptable, reprendre a son bilan les ecritures comptables de VIVENDI relatives aux elements de l'actif immobilise et aux titres du portefeuille dont le resultat de cession est exclu du regime des plus ou moins values a long terme (valeur d'origine, amortissements, provisions pour depreciation) et continuer de calculer les dotations aux amortissements a partir de la valeur d'origine qu'avaient lesdits biens dans les ecritures de VIVENDI, conformement au paragraphe 32 de l'instruction du Service de la Legislation Fiscale et de la Direction Generale des Impots du 11 aout 1993 (BOI 4.I.1.93 du 1(er) septembre 1993), selon le detail repris en ANNEXE 8 au present traite ;

         (vi) de reprendre a son bilan les elements autres que les immobilisations compris dans l'apport, pour la valeur que ces elements avaient du point de vue fiscal dans les ecritures de la societe absorbee, ou a defaut de rattacher au resultat fiscal de l'exercice de fusion le profit correspondant a la difference entre la valeur d'apport des elements d'actifs autres que les immobilisations et la valeur qu'ils avaient, du point de vue fiscal, dans les ecritures de VIVENDI ;

         (vii) se substituer a VIVENDI dans l'engagement de conservation pendant deux ans qu'elle a souscrit a raison des titres de participation qu'elle a acquis depuis moins de deux ans, afin de preserver l'application du regime des societes-meres prevu par les articles 145 et 216 du Code General des Impots aux dividendes recus de ces participations ;

(b) Conformement aux dispositions de l'article 42 septies du Code General des Impots, les parties declarent exercer une option pour que SOFIEE rapporte dans ses resultats la fraction non encore imposee des eventuelles subventions d'investissements percues par VIVENDI au titre d'immobilisations amortissables et non amortissables. Pour les immobilisations amortissables, cette regularisation sera operee par parts egales, sur la duree d'amortissement des immobilisations subventionnees qui sera retenue par SOFIEE. Pour les immobilisations non amortissables, cette reintegration sera operee par parts egales, sur la duree retenue par VIVENDI qui reste a courir.

(c) Par ailleurs, ainsi qu'il est dit au paragraphe I de la Section I, la presente fusion prendra effet au 1(er) janvier 2000.

         SOFIEE et VIVENDI s'engagent a joindre a leur declaration de resultat un etat conforme au modele fourni par l'administration faisant apparaitre, pour chaque nature d'element compris dans l'apport-fusion de VIVENDI, les renseignements necessaires au calcul du resultat imposable de la cession ulterieure des elements consideres, conformement a l'article 54 septies I et a l'article 38 quindecies de l'annexe III, du Code General des Impots.

         SOFIEE inscrira les plus-values degagees sur les elements d'actif non amortissables compris dans l'apport-fusion de VIVENDI, et dont l'imposition a ete reportee, dans le registre prevu a l'article 54 septies II du Code General des Impots.

C -      AU REGARD DE LA TAXE SUR LA VALEUR AJOUTEE

Conformement aux prescriptions de la Direction Generale des Impots, SOFIEE et VIVENDI declarent que, nonobstant les dispositions du present projet de fusion, le transfert des biens immobiliers vise par la loi du 15 mars 1963 ainsi que par les textes subsequents, sera repute inexistant au regard des dispositions de l'article 257-7(degree) du Code General des Impots.

D'autre part, les societes entendent beneficier des dispositions de l'article 210-III de l'annexe II du Code General des Impots et de l'instruction du 18 fevrier 1981 et SOFIEE s'engage a operer l'ensemble des regularisations de deduction visees aux articles 210 et 215 de l'annexe II du Code General des Impots auxquelles auraient ete tenues VIVENDI si elle avait poursuivi son activite.

SOFIEE s'engage a satisfaire aux obligations declaratives correspondantes.

La presente fusion emportant transmission de l'ensemble des elements d'une exploitation autonome, SOFIEE entend se prevaloir des dispositions de l'instruction du 22 fevrier 1990 commentant l'article 31-1 de la loi de finances pour 1990 du 29 decembre 1989, ayant modifie le 3-1(degree)-a) de l'article 261 du Code General des Impots exonerant de la TVA la cession des biens mobiliers d'investissement dans le cadre de la transmission d'une universalite totale ou partielle de biens.

En consequence, SOFIEE s'engage a soumettre a la TVA les cessions ulterieures des biens mobiliers d'investissement compris dans la fusion et a proceder, le cas echeant, aux regularisations prevues aux articles 210, 207bis et 215 de l'annexe II du Code General des Impots qui auraient ete exigibles si VIVENDI avait continue a utiliser les biens.

SOFIEE s'engage, en outre, a proceder a la declaration requise au service des impots competent.

SOFIEE etant entierement subrogee aux droits et obligations de la societe VIVENDI du fait de la fusion, le credit de TVA dont dispose la societe VIVENDI a la date ou elle cesse juridiquement d'exister sera transfere a SOFIEE. SOFIEE s'engage a proceder a la declaration requise aupres du service des impots competent.

Par ailleurs, conformement aux dispositions de l'article 271 A 3 du Code General des Impots, la creance constatee par VIVENDI au titre de la suppression de la regle du decalage d'un mois, s'il y a lieu, sera transferee a SOFIEE.

Enfin, VIVENDI se reserve le droit de soumettre a la TVA tout ou partie des biens apportes.

D -      EFFORT DE CONSTRUCTION

SOFIEE declare se substituer a VIVENDI pour l'application des dispositions des articles 235 bis du Code General des Impots et 161 a 163 de l'annexe II du Code General des Impots relatifs a la participation des employeurs a l'effort de construction, et s'engage a ce titre a prendre en charge les obligations de VIVENDI, tout en beneficiant du report des excedents d'investissements realises par VIVENDI.

E -      TAXE D'APPRENTISSAGE - FORMATION PROFESSIONNELLE

En outre, SOFIEE s'oblige a prendre en charge la taxe d'apprentissage et la participation des employeurs a la formation professionnelle continue, qui pourraient demeurer dues par VIVENDI au jour de realisation de la fusion et a proceder pour le compte de VIVENDI, dans le delai de 60 jours prevu aux articles 201, 209 A et 235 ter KD du Code General des Impots, a la declaration du versement representatif de son obligation de participer ainsi qu'a la declaration speciale prevue en matiere de taxe d'apprentissage.

F -      PARTICIPATION DES SALARIES AUX RESULTATS DE L'ENTREPRISE

A compter de la date de realisation definitive de la fusion, SOFIEE se substituera aux obligations de VIVENDI en ce qui concerne les droits resultant pour les salaries des textes relatifs a la participation des salaries aux resultats de l'entreprise.

En consequence, SOFIEE sera, a ce titre, purement et simplement subrogee a VIVENDI s'agissant des obligations de cette derniere vis-a-vis de ses salaries: elle inscrira en tant que de besoin a son bilan la representation comptable des droits des salaries qui lui sont transferes du fait de la fusion, et assurera la gestion des droits acquis (en particulier, si necessaire, par la mise en place d'accords derogatoires) a participation des salaries concernes, selon les stipulations des accords anterieurement conclus avec lesdits salaries.

G -      OPERATIONS ANTERIEURES

Plus generalement, VIVENDI et SOFIEE s'engagent a ce que SOFIEE reprenne le benefice et/ou la charge de tous engagements d'ordre fiscal qui auraient pu etre anterieurement souscrits par VIVENDI a l'occasion d'operations de fusion, fusion dite "a l'anglaise", ou d'apport partiel d'actif, soumises au regime fiscal de faveur des fusions, issu de la loi du 12 juillet 1965, en matiere de droits d'enregistrement et/ou d'impot sur les societes.

H -      GROUPE DE SOCIETES

SOFIEE, remplissant du fait de la fusion les conditions definis a l'article 223A du Code general des impots, entend se constituer depuis l'ouverture de l'exercice de la fusion seule redevable des impots dus par le groupe qu'elle formera avec les societes membres de celui qui avait ete constitue par VIVENDI. A cet effet, SOFIEE exercera l'option mentionnee au premier alinea de l'article 223A et accompagnera celle-ci d'une liste des societes qui auront donne leur accord peur entrer dans le nouveau groupe.


SECTION IV -      CONDITIONS DE REALISATION ET EFFETS DE LA FUSION

I -      CONDITIONS DE REALISATION

La fusion-absorption de VIVENDI par SOFIEE et l'augmentation de capital correspondante de SOFIEE ne deviendront definitives que sous reserve de la levee des conditions suspensives ci-apres :

(i) approbation par l'Assemblee Generale Extraordinaire des actionnaires de SOFIEE du Traite d'apport signe ce jour entre VIVENDI et SOFIEE prevoyant l'apport par VIVENDI a SOFIEE des actions CANAL+ representant environ 15% du capital de CANAL, et realisation de l'augmentation de capital de SOFIEE remunerant l'apport des dites actions CANAL+ ;

(ii) approbation par l'assemblee generale des actionnaires de VIVENDI de la presente convention et de l'apport-fusion de VIVENDI a SOFIEE ;

         cette assemblee sera appelee a prononcer la dissolution anticipee sans liquidation de VIVENDI du fait et sous reserve de la realisation de la fusion ;

(iii)    approbation par l'assemblee generale des actionnaires de SOFIEE:

         - de la presente convention et de l'apport-fusion qui y est contenu ;

         - de l'augmentation du capital de SOFIEE permettant la remuneration dudit apport-fusion ;

         - de la renonciation au droit preferentiel de souscription aux actions a emettre du fait de la reprise des oceanes VIVENDI et des oceanes VE ainsi que du fait de la reprise des plans d'options de souscription et d'achat d'actions de VIVENDI ;

         cette assemblee se tiendra la derniere, et son vote emportera la realisation definitive de la fusion-absorption de VIVENDI par SOFIEE ;

(iv) l'approbation par une assemblee generale extraordinaire des actionnaires de CANAL+ du traite d'apport afferent a l'apport par CANAL+ a une societe de droit francais specialement et exclusivement utilisee a cet effet (<< Newco 1 >>) de l'ensemble des activites autres que les activites reglementees d'edition de la chaine francaise Canal+ ;

(v) l'approbation par une assemblee generale extraordinaire des actionnaires de Newco 1 du traite d'apport vise au paragraphe (iv) ci-dessus, de l'augmentation du capital en remuneration des apports et de l'attribution des actions nouvelles a l'apporteur ;


(vi) l'approbation par l'assemble generale des actionnaires de SOFIEE du traite de apport-fusion en date du 30 juin 2000 entre SOFIEE et Newco 1, et de l'augmentation du capital de SOFIEE permettant la remuneration dudit apport-fusion ;

(viii) homologation (final order), par le tribunal canadien competent, du Plan of Arrangement adopte a la majorite des deux tiers par l'assemblee generale des actionnaires de la societe de droit canadien The Seagram Company Ltd. annexe au Merger Agreement.

Si l'ensemble de ces conditions n'etait pas realise le 31 decembre 2000 au plus tard, les parties examineront ensemble dans quelle mesure le present traite pourrait etre proroge.


II -     DISSOLUTION DE VIVENDI

Conformement a l'article 372-1 de la loi du 24 juillet 1966, la realisation de la fusion-absorption de VIVENDI par SOFIEE, du fait de la realisation de l'ensemble des conditions suspensives stipulees au paragraphe I ci-dessus, entrainera de plein droit la dissolution sans liquidation de VIVENDI et la transmission universelle de son patrimoine a VIVENDI.

La societe SOFIEE aura, apres regularisation de la fusion, tous pouvoirs, aux lieu et place de la societe VIVENDI, relativement aux biens et droits apportes et aux passifs pris en charge, pour intenter ou suivre toutes actions judiciaires, donner tous acquiescements et toutes decisions, recevoir et payer toutes sommes dues, ensuite de ces decisions.

Elle sera subrogee dans le benefice de toutes instances en cours.

III -    REMISE DE TITRES

Lorsque la presente convention sera devenue definitive, il sera remis a la societe beneficiaire tous les titres de propriete, actes, documents et autres pieces concernant les biens et droits apportes.

SECTION V -       DISPOSITIONS DIVERSES

I -      ANNEXES

Les annexes aux presentes font partie integrante du projet de fusion.

II -     POUVOIRS - FRAIS- ELECTION DE DOMICILE

1. Tous pouvoirs sont donnes au porteur d'un original, d'une copie ou d'un extrait des presentes pour faire les depots et publications prescrits par la loi, notamment en vue de faire courir, avant la tenue des assemblees generales appelees a statuer sur la presente convention, le delai accorde aux creanciers et, d'une maniere generale, pour remplir toutes formalites legales et faire toutes significations ou notifications qui pourraient etre necessaires.

2. Les parties agissant dans un interet commun conferent tous pouvoirs necessaires a tout principal clerc de notaire ou sous-principal clerc de l'etude de Maitre Pascal Dufour, notaire a Paris, a l'effet d'etablir et signer tous actes complementaires, modificatifs ou rectificatifs des presentes, afin d'etablir la designation et l'origine de propriete des biens immobiliers apportes.

3. Les frais et droits des presentes, et tous ceux qui en seront la consequence directe ou indirecte, seront supportes par SOFIEE.

4. Pour l'execution des presentes, les soussignes font es-qualites election de domicile aux sieges des societes qu'ils representent.


Fait a Paris
Le 30 juin  2000


_______________________________         _____________________________
Pour VIVENDI                            Pour SOFIEE
M.Jean Marie Messier                    M. Guillaume Hannezo

LISTE DES ANNEXES

Annexe 1
Description des options de souscription d'actions consenties par VIVENDI

Annexe 2
Description des options d'achat d'actions consenties par VIVENDI


Annexe 3
Comptes de SOFIEE arretes et certifies au 31 decembre 1999

Annexe 4
Comptes de VIVENDI arretes et certifies au 31 decembre 1999

Annexe 5
Description et evaluation de l'ensemble des actifs et passifs transmis par
VIVENDI

Annexe 6
Description des engagements hors bilan (donnes ou recus) transmis par VIVENDI

Annexe 7
Transfert par Vivendi de l'activite de distribution d'eau et d'assainissement a la Compagnie Generale des Eaux

Annexe 8
Elements de l'actif immobilise et titres de portefeuille transmis a SOFIEE, dont le resultat de cession est exclu du regime des plus ou moins values a long terme, faisant apparaitre :

-        la valeur brute des immobilisations ;
-        les amortissements et provisions pour depreciation

Annexe 9
Criteres d'evaluation retenus - criteres d'evaluation elimines - synthese

                           AVENANT AU TRAITE DE FUSION

ENTRE:

         SOFIEE, societe anonyme au capital de 276.977.250 euros, ayant son siege social 42, avenue de Friedland a Paris (75008), immatriculee au registre du commerce et des societes de Paris sous le numero 343 134 763, representee par Monsieur Guillaume Hannezo, administrateur dument habilite,

                                          (ci-apres denommee "SOFIEE")

ET:

         VIVENDI, societe anonyme au capital de 3.332.700.404 euros dont le siege social est 42, avenue de Friedland a Paris (75008), immatriculee au registre du commerce et des societes de Paris sous le n 780 129 961, representee par Monsieur Jean-Marie Messier, son President,

                                          (ci-apres denommee "VIVENDI").



IL A ETE PREALABLEMENT EXPOSE CE QUI SUIT:
-----------------------------------------

         Apres avoir signe, le 30 juin 2000, un traite de fusion en vue de la fusion entre les societes Sofiee et Vivendi (le "TRAITE DE FUSION"), les parties ont souhaite apporter audit traite par la voie du present Avenant certaines modifications concernant :

     - l'evaluation des elements d'actif apportes, des passifs pris en charge et de l'actif net apporte.

     -    Les plans d'options d'achat d'actions Vivendi qui seront repris par
          Sofiee.

CECI ETANT PRECISE, IL A ETE CONVENU DE CE QUI SUIT:
---------------------------------------------------


                                    ARTICLE 1

                                  MODIFICATIONS

Le Traite de Fusion est modifie par les presentes conformement aux stipulations du present Article 1.

(a) Le paragraphe I-B-3(d) de l'expose prealable est complete par un troisieme alinea dont le texte est le suivant:

     Vivendi mettra par ailleurs en place, prealablement a la tenue des assemblees generales des actionnaires de Vivendi et de Sofiee appelees a statuer sur la fusion objet du present traite un nouveau plan d'options d'achat d'actions qui remplacera celui mis en place en mai 2000 dont la description figure en Annexe 1 du traite,

(b)  Le tableau qui figure a la suite du deuxieme paragraphe de la Section I,
     Article III, et a l'annexe 5 est supprime et substitue par le tableau ci-dessous :

                                                                    (en euros)
Actionnaires capital souscrit non appele                           14 064 456,00
Immobilisations incorporelles                                     189 618 405,81
Immobilisations corporelles                                       171 042 505,61


Immobilisations corporelles en concession                         159 144 503,58
Immobilisations financieres                                    15 693 382 367,44

Actif circulant                                                15 948 899 813,95

Comptes de regularisation et ecarts de                            368 817 613,95
conversion-actif
Montant de l'actif  apporte au 31.12.99                        32 544 969 666,34

Actions Vivendi auto-detenues                                    -545 262 065,28

Disponibilites percues du 01.01.2000 au
31.08.2000 :

  - sur exercice d'options de souscription                         13 330 229,56
d'actions

  - sur exercice de bons de souscription                              557 274,93
d'actions

  - dans le cadre des plans d'epargne Groupe                      595 431 187,10
(y compris PEGASE 2)
TOTAL DE L'ACTIF APPORTE                                       32 609 026 292,65

Provisions pour risques & charges                                 569 094 026,77
Dettes                                                         17 740 793 990,38

Comptes de regularisation et ecarts de                            145 588 447,44
conversion-passif
Montant du passif apporte au 31.12.99                          18 455 476 464,59

Distribution                                                      565 698 367,00
TOTAL DU PASSIF PRIS EN CHARGE                                 19 021 174 831,59

          ACTIF NET APPORTE                                    13 587 851 461,06

(c) Le contenu de l'Annexe 8 est supprime et remplace par celui figurant en annexe A au present Avenant.

(d)  A la premiere ligne du premier tire du premier paragraphe de la Section II,
     Article II, il est ajoute (sous reserve de celles adossees a des plans d'options d'achat d'actions)" apres les mots ne donneront pas droit .

(e) A la quatrieme ligne du deuxieme paragraphe de la Section II, Article II, il est ajoute non adossees a des plans d'options achat d'actions apres les mots du fait des variations dans le nombre d'actions auto-detenues par Vivendi.

(f) Au quatrieme paragraphe de la Section II, Article II, l'expression aux termes d'un pret de consommation est supprimee.

(g) Le premier paragraphe de la Section II, Article III est supprime et substitue par le paragraphe suivant :

La   valeur nette de l'actif apporte s'eleve a 13.587.851.461,06 euros.

(h) Au troisieme paragraphe de la Section II, Article III, le chiffre 8.959.226.509,27 est supprime et substitue par le chiffre
     10.460.090.698,56.

(i) Aux alineas (iv), (v) et (vi) de la Section IV, Article I, la denomination Newco 1 est substituee par la denomination Sig 40.

(j) A la deuxieme ligne de l'alinea (vi) de la Section IV, Article I, les mots en date du 30 juin 2000 sont supprimes et substitues par les mots vise a l'alinea (iv) ci-dessus.

                                    ARTICLE 2
                                    ---------

                                   REITERATION
                                   -----------

En consequence, le texte du Traite de Fusion tel que modifie par le present Avenant figure en annexe B au present avenant.

            Fait a Paris, le 20 octobre 2000.

            En huit exemplaires originaux, dont six pour les depots legaux et un pour chaque partie.

Pour Sofiee                               Pour Vivendi

-----------------------------             --------------------------
Monsieur Guillaume Hannezo                Monsieur Jean Marie Messier

                             ANNEXE A A CET AVENANT
                             ----------------------

                          Annexe 8 du Traite de Fusion
                          ----------------------------

                             ANNEXE B A CET AVENANT
                             ----------------------

                                Traite de Fusion
                                ----------------

  (refondu pour prendre en compte les modifications apportees par avenant en date du 20 octobre 2000)